UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2015

 ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06    Material Impairments

On March 9, 2015, management of Electro Scientific Industries, Inc. (“ESI”) concluded that ESI is required under U.S. generally accepted accounting principles to incur a non-cash impairment charge in its fiscal fourth quarter of 2015 of approximately $ 4.3 million related to its investment in OmniGuide, Inc. (“OmniGuide”). This represents the entire remaining carrying value of the OmniGuide investment on ESI’s books. This conclusion is based on OmniGuide’s lender exercising its right to convert the outstanding obligations owed to it by OmniGuide into 100% of OmniGuide’s outstanding equity as a result of a default by OmniGuide under the applicable financing agreements. The conversion was a result of OmniGuide’s inability to raise sufficient funding to continue operations or consummate a sale of the company. Following the conversion, it is anticipated that the lender will provide ongoing financing for OmniGuide to continue operations.

This impairment will not result in future cash expenditures. It will, however, have a direct negative impact on ESI’s net results of operations and shareholder’s equity on a GAAP basis in the fourth quarter of fiscal 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 12, 2015

Electro Scientific Industries, Inc.

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration, Chief Financial Officer and Corporate Secretary